SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                              the ("Exchange Act")

        Date of Report (date of earliest event reported): April 24, 2002


                          MEDICAL DEVICE ALLIANCE INC.
             (Exact Name of Registrant as Specified in its Charter)


                                     Nevada
                 (State or Other Jurisdiction of Incorporation)


                  000-24979                         88-0345058
           (Commission File Number)     (IRS Employer Identification No.)


                  5851 West Charleston, Las Vegas, Nevada 89146
          (Address of Principal Executive Offices, Including Zip Code)

                                 (702) 870-8663
              (Registrant's Telephone Number, Including Area Code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5 OTHER EVENTS

         As reported in our Form 8-K dated July 8, 1999, the District Court of Clark County Nevada (the "Court"), by order dated June 29, 1999 (the
"Receivership Action") appointed George C. Swarts as our receiver (the "Receiver"). The Court took this action as a result of the case of Robert Ahr, et. al. v. Medical Device Alliance, Inc., Consolidated Case No. A400852 (the "Ahr Matter"). Subsequent to such appointment, the Receiver, pursuant to Nevada law, assumed all day-to-day management of our Company and our assets. As required by Nevada law, the Receiver files reports (the "Report") to the Court to inform the Court of the progress of the receivership (the "Receivership"), and the Receiver's plans for our future.

         The Ahr Matter related to certain of our shareholders (the "Ahr Shareholders") that purchased shares of our stock for approximately $8,175,252 in three different private placement offerings conducted prior to the
Receivership. The plaintiffs in the Ahr Matter were seeking recission and damages based upon theories of intentional misrepresentation, negligent misrepresentation, unjust enrichment, breach of fiduciary duty, breach of warranty, securities fraud and RICO based on the conduct of our former officers and directors.

         In September 1999, the Court denied motions filed by Donald K. McGhan, our former Chairman of the Board and Chief Executive Officer ("McGhan") to, among other things, terminate the Receivership, appoint a new board of directors and amend our bylaws to expand the board of directors. However, the Court did grant McGhan's motion to amend the Receivership Action to add our former Board of Directors and permit McGhan to intervene in the Receivership Action. McGhan appealed the denied motions by the Court to the Supreme Court of the State of Nevada (the "Supreme Court"). Oral arguments on the appeal were heard in June 2000. In August 2000, the Supreme Court unanimously concluded that the Court had jurisdiction to appoint the Receiver, affirmed the order appointing the Receiver and denied McGhan's motion to terminate the Receivership.

         The Receiver, on our behalf, initiated in Nevada District Court two independent lawsuits for items that were discovered by the Receiver during the Receivership. The first action, George C. Swarts, Receiver, et. al. v. Donald K. McGhan, et. al. (Case Number A407895), was filed on September 8, 1999, in the District Court, Clark County Nevada, against McGhan and his children, Nikki M. Moseley ("Moseley"), Jim J. McGhan and Lon L. McGhan (the "McGhan Matter"). The Complaint asserts, among other things, claims for various fiduciary breaches and civil conspiracy and is based upon the same or similar wrongful conduct as set alleged in the Ahr Matter. McGhan and his children answered and counterclaimed for: (i) recission and restitution of the common stock of Inamed Corporation, a Delaware corporation [NMS: IMDC] ("Inamed") and other value conferred which we received; and (ii) conversion. McGhan also filed additional counterclaims on behalf of other McGhan's related entities, including International Integrated Industries, L.L.C., a Nevada limited liability company ("III"), McMark L.P.,a Nevada limited partnership ("McMark") and McGhan Management Corporation, a Nevada corporation ("Management").


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

         The other action, George C. Swarts, Receiver, et. al. vs. Donald K. McGhan, et al. (Case Number A408801) was filed on September 30, 1999, in the District Court, Clark County Nevada, against McGhan, Moseley and Wedbush Morgan Securities ("Wedbush")(the "Wedbush Matter"). In the Wedbush Matter, claims for conversion, claim and delivery, constructive trust, declaratory relief, injunctive relief, and conspiracy were alleged due to McGhan's pledge (with the assistance of Moseley and the Certificate of Secretary executed by her authorizing the pledge) of 660,000 shares of our Inamed stock as collateral for McGhan's personal margin account maintained at Wedbush (the "Inamed Stock"). Despite the Receiver's repeated requests, on our behalf, for the return of the Inamed Stock and offers of proof as to our rightful ownership of the Inamed Stock, Wedbush refused to release the Inamed Stock to us. On May 25, 2001, we amended our complaint to include Inamed as a defendant in the Wedbush Matter (the "Inamed Matter").

         In October 1999, another group of our shareholders (the "Corcoran Shareholders") moved to intervene in the Receivership Action. In November 1999, the Corcoran Shareholders also made an unsuccessful motion to terminate the Receivership.

         On or about January 4, 2000, the Ahr Shareholders filed their Amended Complaint adding members of our Board of Directors prior to the Receivership as named Defendants and dropping one of the counts in their lawsuit. In January 2000, the Receiver successfully moved to consolidate the Ahr, McGhan and Wedbush Matters into one case under Consolidated Case No. A400852 (Consolidated with Case Nos. A408801, A407895 and A427315) in the District Court, Clark County, Nevada under the caption Robert Ahr, et. al. vs.
Medical Device Alliance, Inc.

         In April 2000, the Receiver sought and obtained from the Court an order directing McGhan to turn over to the Receiver certain or our furniture that McGhan was using for his own use as well as the warrants issued by Inamed. McGhan elected to purchase the furniture and returned the Inamed warrants for 260,000 shares of Inamed Stock (the "Inamed Warrant"). Inamed took the position however, that the Inamed Warrant was subject to various restrictions, thus making them not negotiable for sale.

         On or about August 9, 2000, McGhan filed a motion to disqualify Judge Nancy M. Saitta, the presiding judge over the now consolidated cases in the District Court in Nevada. On November 2, 2000, Judge Lee A. Gates issued an Order Denying the Motion to disqualify Judge Saitta citing that Judge Saitta was not biased or prejudiced in the matters regarding McGhan and that her decisions were not subject to nor influenced by bias or prejudice nor did she act in a manner to give the appearance of bias or prejudice and that she acted properly pursuant to the codes of judicial conduct in applying the law and procedure in this case.






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

         On December 21, 2001, we received the approval of the Judge for settlements in the Ahr Matter, McGhan Matter and Inamed Matter. While not admitting liability or fault, each party to the respective lawsuits agreed to certain terms and conditions to the effect the resolution of their claims. The following is a summary of the material settlement terms that were approved by the Court.

         The McGhan Matter settlement as approved by the Court on December 21, 2001, contained the following material provisions. This is only meant to be a summary and the full Settlement Agreement is attached as an exhibit to this Form 8-K. Unless otherwise defined below, capitalized terms have the meaning given to them in the Settlement Agreements.

         1. McGhan, Jim J. McGhan, III, Management, McGhan Management L.P., McMark, MDA Equity Performance Global Asset Management, L.P., Executive Flite Management, Inc., SMM Charitable Unitrust, TLC Family L.P., Mikki Moseley-Pomeroy, Shirley M. McGhan and Lon L. McGhan (collectively, the "McGhan Matter Defendants") relinquished and transferred to us any and all interest in 150,000 shares of the 200,000 shares (the "Lease Shares") of Inamed stock that secures the lease for the 18th floor for office space used by McGhan at 3800 Howard Hughes Parkway, Las Vegas, Nevada (the "Las Vegas Lease"). Subsequent to the McGhan Matter Settlement Inamed agreed to release our portion of the Lease Shares. As of the date of this filing, we have not physically received the 150,000 shares of stock and we expect to receive the stock no later than May 15, 2002.

         2. Each McGhan Matter Defendant relinquished and surrendered to us any interest it had, has or may have in the future, in the Inamed Warrant issued pursuant to a Letter Agreement dated July 8, 1998.

         3. Each McGhan Matter Defendant provided any and all documentation required by law or otherwise to remove the restrictive legend related to the Inamed Stock and for the 150,000 shares of Inamed stock that are referenced in Paragraph 1 above.

         4. Each McGhan Matter Defendant agreed to forgive any claim it presently has, or may have in the future, against us for, among other things, unpaid rent, taxes, or other charges to us or our subsidiaries by any McGhan Matter Defendant or McGhan Matter Defendant's related entity, including but not limited to, any charges, fees or costs relating to or arising out of our lease and use of the commercial building located in Carpinteria, California (the "Carpentina Facility"), or for aircraft or related charges by Executive Flight Management, or for consulting or other charges by Management, or any employment or consulting agreement by and between us or our subsidiaries and any other McGhan Matter Defendant's entity.

         5. We agreed to relinquish and release to the McGhan Matter Defendants any and all right, title or interest in the Carpinteria facility.





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

         6. On the first business day following the expiration of the redemption period prescribed by in the Ahr Matter discussed below, the McGhan Matter Defendants collectively will relinquish and return to us one and one-half (1.5) shares of McGhan Matter Defendants' holdings in our stock for each and every share redeemed by the Ahr Plaintiffs.

         7. Each McGhan Matter Defendant agrees that any shares that are not returned to us as provided for in Paragraph 6 above will be subject to voting restrictions. The voting restrictions will limit each McGhan Matter Defendant's voting rights solely to the right to vote their respective shares of our stock for either: (i) a proposed merger by us with another company; or (ii) the sale of substantially all of our assets. With respect to any other vote, the McGhan Matter Defendants agreed to deliver an irrevocable proxy for a term of seven (7) years, directing all the McGhan Matter Defendants' shares as of the date that the Court approved the settlement be voted in accordance with the majority vote of non-McGhan Matter Defendant owned shares. In the event that we become a Publicly Held Company or merge with a Publicly Held Company, the voting restrictions provided for in this paragraph 7 shall be automatically lifted and the otherwise irrevocable proxy will be deemed revoked. For purposes of this Agreement, "Publicly Held Company" refers to any company listed on the following exchanges: AMEX, NASDAQ or NYSE.

         8. McGhan Matter Defendants further agreed that neither McGhan, Shirley McGhan, Moseley, Lonnie L. McGhan, Jimmy J. McGhan, nor any other member of the McGhan family will serve as one of our officers or directors, unless and until we become a Publicly Held Company or merge with a Publicly Held Company.

         9. We agreed that we will not seek enforcement of the Court's December 6, 2001, Order sanctioning McGhan personally in the amount of $104,612.72. McGhan was ordered to reimburse MDA in the amount of $104,612.72 for attorneys fees, costs and expenses unnecessarily incurred when the Court determined that McGhan expressly violated the Court's Order appointing the Receiver by orchestrating the filing of bankruptcy petitions for us and our two wholly owned subsidiaries, Lysonix, Inc and Parallax Medical, Inc. in Santa Barbara, California. The Court held that in light of the fact that the order appointing the Receiver spelled out the details of the Receivership in clear, specific and unambiguous terms and that McGhan knew exactly the duties or obligations imposed on him, McGhan's actions with respect to the California bankruptcy filings were a direct violation of the Court's Order. Ultimately, the Receiver caused the bankruptcy proceeding to be dismissed by the Bankruptcy Court in California.

         The Inamed Matter settlement as approved by the Court on December 21, 2001, contained the following material items:

         1. Inamed paid us $2,500,000.

         2. Inamed removed any and all of the restrictive legends that appeared on the Inamed Stock and Inamed Warrant.






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

         3. Inamed acknowledged that the specific restrictive legends placed on the Inamed Stock referencing Rule 144 of the Securities Act of 1933 did not apply to the Inamed Stock.

         4. We agreed to not sell more than 10,000 shares per day of our Inamed stock. In addition, the amount of Inamed Stock that we can sell in any month will be capped at 100,000 shares. We can also sell, at our own expense, some or all of our Inamed stock in a private sale in a manner that will not adversely affect the market for Inamed's stock, as determined by Inamed. Or, we can sell some or all of our Inamed stock at our own expense in a "secondary" offering in cooperation with Inamed, using an underwriter selected by us and acceptable to Inamed.

         The Ahr Matter settlement as approved by the Court on December 21, 2001, requires us to reimburse to each of the Ahr Plaintiffs the entire amount of their initial investment in us in exchange for relinquishment of each Ahr Plaintiff's shares in us. Or, instead of receiving such cash payment, each Ahr Plaintiff will have the option to reaffirm its desire to purchase our stock and elect to remain as one of our shareholders. If the Ahr Plaintiffs elect to receive cash, the payments will be made at the earlier of: (1) thirty (30) days after a finding by the Court that the Inamed Settlement is a good faith settlement which date occurred on January 4, 2002; (2) thirty (30) days after entry of final judgment in the Ahr Matter; or (3) thirty (30) days after entry of a final, dispositive settlement date of all claims in the Wedbush and McGhan Matters, which date occurred on April 4, 2002 (the "Closing Date"). We have the ability to extend the Closing Date in the event that we have less than Fifty Million Dollars ($50,000,000) in gross assets, including the Twenty Five Million Dollar ($25,000,000) value allocated to our wholly-owned subsidiary, Parallax Medical, Inc., but in no event shall the Closing Date be extended for longer than six (6) months from February 3, 2002. In the event of an extension of the Closing Date, we are required to make monthly payments (prorated to the Ahr Plaintiff's and their attorneys) with the amount of our assets greater than Thirty Seven Million Dollars ($37,000,000.00) less agreed upon deductions that are detailed in the settlement agreement attached as Exhibit 99.1 to this Form 8-K.

         On April 4, 2002, we received the approval of the Judge for a settlement in the Wedbush Matter. While not admitting liability or fault, Wedbush agreed to certain terms and conditions to the effect the resolution of our claim and we agreed to dismiss our case. The material settlement terms that were approved by the Court called for a cash payment by Wedbush to us in the amount of $4 million payable no later than May 4, 2002.












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

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits. The following documents are filed as exhibits to this report:

99.1 Global Settlement Agreement dated January 7, 2002, by and among Medical Device Alliance, Inc., LySonix Inc., Parallax Medical Inc., MDA Capital, Inc. and George Swarts, Receiver (on behalf of the foregoing entities), Donald K. McGhan, Jim J. McGhan, International Integrated Industries, LLC, McGhan Management Corporation, McGhan Management, L.P., McMark, L.P., MDA Equity Performance, Global Asset Management, L.P., Executive Flite Management, Inc., SMM Charitable Unitrust, TLC Family L.P., Nikki Moseley-Pomeroy, Shirley M. McGhan, and Lon L. McGhan, Inamed Corporation and Inamed Medical Products Corporation (f/k/a/ McGhan Medical Corporation), and the plaintiffs in the matters captioned Ahr, et al. v. Medical Device Alliance, Inc. et al., and Andrikos et al., vs. Medical Device Alliance, Inc., et al., now consolidated into case No. A400852 in the Eighth Judicial District Court, Clark County, Nevada and Chieftain LLC, et al. v. Medical Device Alliance, Inc. et al., in Superior Court of the State of California, County of Los Angeles (Case No. BC 199819).

99.2 Order Granting Joint Motion of the Receiver and Ahr and Andrikos Plaintiffs For Good Faith Settlement Determination dated December 21, 2001.

99.3 Order Granting Joint Motion of the Receiver and McGhan Parties For Good Faith Settlement Determination dated December 21, 2001.

99.4 Order Granting Joint Motion of the Receiver, Inamed Corporation and McGhan Medical Corporation For Good Faith Settlement Determination dated December 21, 2001.

99.5      Order  Granting  Joint  Motion  of the  Receiver  and  Wedbush  Morgan
          Securities  For Good Faith  Settlement  Determination  dated  April 4,
          2002.


















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SIGNATURES:


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          MEDICAL DEVICE ALLIANCE INC.


                          By:  /s/ George C. Swarts
                              -------------------------
                          (Print name and title of signing officer)
                           George C. Swarts, Receiver

Dated: April 24, 2002



























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


                                  EXHIBIT LIST



99.1 Global Settlement Agreement dated January 7, 2002, by and among Medical Device Alliance, Inc., LySonix Inc., Parallax Medical Inc., MDA Capital, Inc. and George Swarts, Receiver (on behalf of the foregoing entities), Donald K. McGhan, Jim J. McGhan, International Integrated Industries, LLC, McGhan Management Corporation, McGhan Management, L.P., McMark, L.P., MDA Equity Performance, Global Asset Management, L.P., Executive Flite Management, Inc., SMM Charitable Unitrust, TLC Family L.P., Nikki Moseley-Pomeroy, Shirley M. McGhan, and Lon L. McGhan, Inamed Corporation and Inamed Medical Products Corporation (f/k/a/ McGhan Medical Corporation), and the plaintiffs in the matters captioned Ahr, et al. v. Medical Device Alliance, Inc. et al., and Andrikos et al., vs. Medical Device Alliance, Inc., et al., now consolidated into case No. A400852 in the Eighth Judicial District Court, Clark County, Nevada and Chieftain LLC, et al. v. Medical Device Alliance, Inc. et al., in Superior Court of the State of California, County of Los Angeles (Case No. BC 199819).

99.2 Order Granting Joint Motion of the Receiver and Ahr and Andrikos Plaintiffs For Good Faith Settlement Determination dated December 21, 2001.

99.3 Order Granting Joint Motion of the Receiver and McGhan Parties For Good Faith Settlement Determination dated December 21, 2001.

99.4 Order Granting Joint Motion of the Receiver, Inamed Corporation and McGhan Medical Corporation For Good Faith Settlement Determination dated December 21, 2001.

99.5      Order  Granting  Joint  Motion  of the  Receiver  and  Wedbush  Morgan
          Securities  For Good Faith  Settlement  Determination  dated  April 4,
          2002.













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